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                                                                EXHIBIT 3(b)




BYLAWS                                  HARRIS BANKCORP, INC.




[HARRIS BANKCORP LOGO]



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BYLAWS


JULY, 1995
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                              HARRIS BANKCORP, INC
                                     BYLAWS
                          AS AMENDED DECEMBER 3, 1996


     ARTICLE III, SECTION 7, MEETINGS. All meetings of the Board of Directors shall be held at the same time and place as meetings of the Board of Directors of Harris Trust and Savings Bank and Harris Bankmont, Inc., or at such other place or time as the Chairman of the Board or a Vice Chair of the Board may designate.

     In the event that the Chairman of the Board or a Vice Chair of the Board shall designate an alternate meeting place or time for any regular meeting, notice of the alternate meeting place or time shall be given by mailing the same to each Director not later than five business days preceding the date of the meeting, or by telegraphing or telefaxing the same to him or her or delivering the same to him or her personally not later than the day previous to such meeting , but save for any such required notice of alternate meeting place or time, such regular meeting shall be held without notice other than this By-law.

     Special meetings of the Board of Directors may be called by the Chairman of the Board or a Vice Chair of the Board. Except to the extent the time or method of giving notice is regulated by statute, notice of any such meeting and of any alternate meeting place or time shall be given in the same manner provided for notice of regular meetings. Except as otherwise required by statute or these By-laws, neither the business to be transacted at, nor the purpose of any meeting need be specified in the notice or any waiver thereof.
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ARTICLE I
OFFICES

December, 1996
SECTION 1. REGISTERED OFFICE. The registered office shall be established and maintained as prescribed in the Certificate of Incorporation of the Corporation.

SECTION 2. OTHER OFFICES. The Corporation may have other offices, either within or outside of the State of Delaware, at such place or places as the Board of Directors of the Corporation may from time to time appoint or the business of the Corporation may require.


ARTICLE II
MEETINGS OF
STOCKHOLDERS

SECTION 1. LOCATION. Meetings of stockholders of the Corporation shall be held at such place or places as shall be designated by the Board of Directors of the Corporation as set forth in the notice thereof.

SECTION 2.  ANNUAL ELECTION OF DIRECTORS.
The annual meeting of stockholders for the election of members of the Board of Directors and the transaction of other business shall be held in each year on the third Wednesday of April. If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors and they may transact such other corporate business as may properly come before the meeting.

SECTION 3. VOTING. Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation of the Corporation and in accordance with the provisions of these bylaws shall be entitled to vote, in person or by proxy, the shares of stock of the Corporation entitled to vote held by such stockholder, but no proxy shall be voted after one year from its date, unless such proxy provides for a longer period. Stockholders may cumulate their votes for election of directors as prescribed in the Certificate of Incorporation of the Corporation, and taking into account the number of votes cast on a cumulative basis, the election of directors shall be determined by a plurality vote. All other questions shall be decided by the vote of the holders of a majority of the stock present in person or represented by proxy at the meeting concerned, except as otherwise provided by the Certificate of Incorporation or by applicable law.

SECTION 4. QUORUM.

Except as otherwise required by applicable law, by the Certificate of Incorporation of the Corporation or by these bylaws, the presence, in person or by proxy, of stockholders holding a majority of the stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting thereof, a majority in interest of the stockholders entitled to vote thereat and present in person or by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting (or as otherwise required by law) until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

SECTION 5. SPECIAL MEETINGS. Special meetings of the stockholders for any purpose or purposes may be called at any time by the Board of Directors or by the Chairman of the Board, a Vice Chair of the Board or the President. It shall be the duty of the Chairman of the Board to call such meetings upon a request in writing therefor, stating the purpose or purposes thereof and delivered to the Secretary, signed by a majority of the members of the Board of Directors or by a majority in interest of the stockholders entitled to vote, or by resolution of the directors.

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SECTION 6.  NOTICE OF MEETINGS.  Written or printed notice, stating the place and time of the meeting of the stockholders (and, in the case of a special meeting thereof, the purpose or purposes for which the meeting is called), shall be given by the Secretary to each stockholder entitled to vote thereat at his last known post office address, not less than ten days nor more than sixty days before each such meeting.


ARTICLE III
DIRECTORS

SECTION 1. NUMBER AND TERM. The Board of Directors shall consist of such number of members as shall be fixed from time to time by vote of the stockholders or the Board of Directors pursuant to and subject to the limitations of Article Seventh of the Certificate of Incorporation of the Corporation. The directors shall be elected at the annual meeting, or at an adjournment thereof, of the stockholders of the Corporation and each director shall be elected to serve until his successor shall be elected and shall qualify. Directors need not be stockholders.

SECTION 2. VACANCIES. Vacancies on the Board of Directors and newly created directorships resulting from an increase in the authorized number of directors may be filled at a special meeting of the stockholders called for that purpose. Additionally, as provided in Article Seventh of the Certificate of Incorporation of the Corporation, the Board of Directors, by the affirmative vote of a majority of the Board of Directors at any regular meeting of the Board or (if notice of the proposed action is contained in the notice of such special meeting) at any special meeting of the Board, may during the interval between annual meetings of stockholders elect not more than a total of three persons as directors to fill vacancies or newly created directorships.

SECTION 3. RESIGNATIONS. Any director of the Corporation may resign at any time. Such resignation shall be made by written notice to the Corporation, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chairman of the Board or Secretary of the Corporation. The acceptance of a resignation shall not be necessary to make it effective.

SECTION 4. REMOVAL. Any director or directors may be removed either for or without cause at any time, by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote, at a special meeting of the stockholders called for the purpose; provided, however, that no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire membership of the Board of Directors.

SECTION 5. POWERS. The Board of Directors shall exercise all of the powers of the Corporation except such as are by law, or by the Certificate of Incorportion of the Corporation, or by these bylaws, conferred upon or reserved to the stockholders.

SECTION 6. COMMITTEES. The Board of Directors may, by resolution or resolutions passed by majority of the whole Board, designate an Executive Committee, and one or more other committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in said resolution or resolutions or in these bylaws, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the Seal of the Corporation to be affixed to all papers which may require it. The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required. The Chairman of the Board, a Vice Chair of the Board, the President or the member or members of any Board committee present at any duly called meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may designate another member or other members of the Board of



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Directors to act at such meeting, and any director or directors so designated shall have the same powers, duties and compensation as regular members. The presence at the meeting of any director or directors so designated shall be considered in determining whether a quorum is present.

SECTION 7. MEETINGS. All meetings of the Board of Directors shall be held at the offices of Harris Trust and Savings Bank in the City of Chicago, Illinois, or at such other place as the Chairman of the Board, a Vice Chair of the Board or President may designate.

Regular meetings of the Board of Directors shall be held, as soon as may be practicable after the adjournment of the regular meetings of the Board of Directors of said Bank scheduled by its bylaws (as the same may be amended from time to time) on the third Wednesday of each month. In the event the Chairman of the Board, a Vice Chair of the Board or President shall designate an alternate meeting place for any regular meeting, notice of the alternate meeting place shall be given by mailing the same to each director not later than five business days preceding the date of the meeting, or by telegraphing the same to him or delivering the same to him personally not later than the day previous to such meeting, but save for any such required notice of alternate meeting place, such regular meeting shall be held without other notice than by this bylaw.

Special meetings of the Board may be called by the Chairman of the Board, a Vice Chair of the Board or the President or on the written request of any three directors. Except to the extent the time or method of giving notice is regulated by statute, notice of any such meeting and of any alternate meeting place shall be given by mailing the same to each director not later than five business days preceding the date of the meeting, or by telegraphing the same to him or delivering the same to him personally not later than the day previous to such meeting. Except as otherwise required by statute or these bylaws, neither the business to be transacted at nor the purpose of any meeting need be specified in the notice or any waiver thereof.

SECTION 8. QUORUM. A majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

SECTION 9. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board or committee.

SECTION 10. MEETINGS BY CONFERENCE TELEPHONE. Members of the Board of Directors or any committee designated by the Board, may participate in the meeting of the Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such meeting shall constitute presence in person at such meeting.

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ARTICLE IV
OFFICERS

SECTION 1. OFFICERS. The officers of the Corporation shall be chosen by the Board of Directors and may include a Chairman of the Board, one or more Vice Chairs of the Board, and a President, one of whom shall be designated the Chief Executive Officer, one or more Vice Presidents (one or more of whom may be designated Senior Executive Vice President, Executive Vice President or Senior Vice President), a Treasurer and a Secretary, and such Assistant Treasurers and Assistant Secretaries as the Board of Directors may deem proper. All of such officers shall be elected by the Board of Directors. None of the officers except the Chairman of the Board, a Vice Chair of the Board and the President need be directors. The officers shall be elected at the first meeting of the Board of Directors after each annual meeting of the stockholders. Any number of offices may be held by the same person.

SECTION 2. OTHER OFFICERS AND AGENTS. The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

SECTION 3. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall exercise general control and supervision of the business and affairs of the Corporation, shall see to it that all resolutions and orders of the Board of Directors are effected and shall have such other powers and duties as the directors may specify. He may appoint persons to hold office as Senior Vice President or below. During any absence or disability to act of the Chief Executive Officer, his powers and duties shall be exercised and performed by a Vice Chair of the Board or by an officer designated by the Board of Directors for that purpose. He shall be an ex-officio member of all Board committees.

SECTION 4. CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the Board of Directors and of the stockholders. He shall have general responsibility for all Board matters, including without limitation, the development of corporate governance policies and processes, committee assignments, and meeting agendas. He shall have such other powers and duties as the Board of Directors may specify. He shall be an ex-officio member of all Board committees.

SECTION 5. PRESIDENT. The President shall have such powers and duties as the Board of Directors or the Chief Executive Officer may specify. During any absence or disability to act of the President, his powers and duties shall be performed and exercised by an officer designated in writing by the Chief Executive Officer, or in the absence of such designation, by an officer designated by the Board of Directors for that purpose.

SECTION 6. CHIEF OPERATING OFFICER. The Chief Operating Officer shall manage or supervise the management of the day-to-day operations of the Corporation and shall have such powers and duties as the Chief Executive Officer or the Board of Directors may specify.


SECTION 7. VICE CHAIR OF THE BOARD. A Vice Chair of the Board shall have such powers and duties as the Board of Directors may specify. During any absence or disability to act of the Chairman of the Board, a Vice Chair of the Board shall preside at all meetings of the Board of Directors and of the stockholders and have and exercise his powers and duties.

SECTION 8. VICE PRESIDENTS. Each Vice President, including any Senior Executive Vice President, Executive Vice President or Senior Vice President, shall have such powers and shall perform such duties as shall be assigned to him by the Board of Directors, the Executive Committee or the Chief Executive Officer.


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SECTION 9.  TREASURER.  The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. He shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositaries as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Chairman of the Board, a Vice Chair of the Board or the President or by the Board of Directors, taking proper vouchers for such disbursements. He shall render to the Chief Executive Officer and to the Board of Directors at the regular meetings of the Board of Directors, or whenever either of them may request it, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond for the faithful discharge of his duties in such amount and with such surety as the Board of Directors shall prescribe.

SECTION 10. SECRETARY. The Secretary shall give, or cause to be given, notice of all meetings of stockholders or the Board of Directors, and all other notices required by law or by these bylaws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chairman of the Board, a Vice Chair of the Board or the President, or by the Board of Directors or (as the case may be) the stockholders, upon whose request the meeting is called as provided in these bylaws. He shall record all the proceedings of the meetings of the stockholders, or the Board of Directors in appropriate books to be kept for that purpose, and shall perform such other duties as may be assigned to him by the Chairman of the Board or by the Board of Directors, or the Executive Committee. He shall have the custody of the Seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the Chairman of the Board, a Vice Chair of the Board or the President or by the Board of Directors or the Executive Committee, and attest the same.

SECTION 11. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the Board of Directors, the Executive Committee or the Chief Executive Officer.

SECTION 12. SECRETARY OF THE BOARD. The Board of Directors may appoint a Secretary of the Board other than the Secretary of the Corporation as provided for in Section 10 of this Article IV, who may or may not be a member of the Board and who shall give or cause to be given notice of all meetings of stockholders and the Board of Directors. He shall record all the proceedings of the meetings of the stockholders and of the Board of Directors in appropriate books to be kept for that purpose, and perform such other duties as may be assigned to him by the Chairman of the Board, the Board of Directors or the Executive Committee.


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ARTICLE V
CERTIFICATES
OF STOCK

SECTION 1. FORM. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation, by the Chairman of the Board, or the President, or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation. Each such certificate shall be countersigned by a transfer agent and registered by a registrar approved by the Board of Directors for such purpose. If any such certificate is manually countersigned on behalf of a registrar other than the Corporation or its employee, any or all of the other signatures on such certificate on behalf of the Corporation or on behalf of a transfer agent may be facsimile. In case any officer or any transfer agent who has signed or countersigned, or whose facsimile signature or signatures have been used on any such certificate shall cease to be such officer or transfer agent, whether because of death, resignation or otherwise, before such certificate shall have been issued, such certificate may nevertheless be adopted by the Corporation and be issued and delivered with the same effect as if the officer or transfer agent concerned had not ceased to be such officer or transfer agent (as the case may be). The Seal of the Corporation or a facsimile thereof may, but need not, be affixed to certificates of stock of the Corporation.

SECTION 2. REPLACEMENT. The Board of Directors may (by a general resolution or otherwise) authorize or direct a new stock certificate or certificates to be issued in place of any stock certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person or persons claiming the certificate of stock to be lost or destroyed. When so authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or the legal representative or representatives thereof, to give the Corporation a bond in such sum as the Board of Directors (by a general resolution or otherwise) may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

SECTION 3. TRANSFER. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares of capital stock of the Corporation duly endorsed (or accompanied by proper evidence of succession, assignment or authority to transfer) and otherwise in compliance with applicable law, the Certificate of Incorporation of the Corporation and these bylaws with respect to such transfer, the Corporation shall issue, or cause to be issued, a new stock certificate or certificates to the person or persons entitled thereto and cause the old stock certificate or certificates surrendered therefor to be appropriately canceled.

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ARTICLE VI
MISCELLANEOUS

SECTION 1. STOCKHOLDERS' RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of any such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 2. DIVIDENDS. Subject to the provisions of the Certificate of Incorporation of the Corporation and any resolutions adopted by the Board of Directors pursuant to Part 1 of Article Fourth of the Certificate of Incorporation of the Corporation with respect to any series of Preferred Stock of the Corporation, the Board of Directors may, at any regular or special meeting thereof and out of funds legally available therefor, declare dividends upon the capital stock of the Corporation as and when the Board of Directors deems expedient.

SECTION 3. SEAL. The corporate Seal shall be circular in form and shall contain the name of the Corporation, the year of its creation and the words and figures "CORPORATE SEAL DELAWARE". Said Seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

SECTION 4. FISCAL YEAR. The fiscal year of the Corporation shall be determined by the Board of Directors.

SECTION 5. CHECKS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.

SECTION 6. NOTICE AND WAIVER OF NOTICE. Whenever any notice is required by these bylaws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in a post office box in a sealed post-paid wrapper, addressed to the person entitled thereto at his last known post office address, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by law.

Whenever any notice whatever is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation of the Corporation or these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

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ARTICLE VII
AMENDMENTS

These bylaws may be amended at any annual meeting of the stockholders or (if notice of the proposed alteration or repeal, or bylaw or bylaws to be made, be contained in the notice of such special meeting) at any special meeting thereof, by the affirmative vote of the holders of a majority of the stock issued and outstanding and entitled to vote thereat, or these bylaws may be amended by the affirmative vote of a majority of the Board of Directors, at a regular meeting of the Board, or (if notice of the proposed amendment or bylaw or bylaws to be made, be contained in the notice of such special meeting) at any special meeting of the Board.

                                   * * * * *

I, _________________ hereby certify that I am the __________________ Secretary of Harris Bankcorp, Inc., a Delaware corporation, that the foregoing is a true and correct copy of the bylaws of said Corporation, and that the same are in full force and effect this __ day of, ________________________ 19__.



                                                          _____________________
                                                                      Secretary

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INDEX


                 A
                 Amendments of Bylaws ...............  8
                 Annual Meeting of Stockholders .....  1
                 Assistant Secretaries ..............  5
                 Assistant Treasurers ...............  5



                 B
                 Board of Directors .................  2
                 Board action without meeting .......  3

                 C
                 Chairman of the Board ..............  4
                 Chief Executive Officer ............  4
                 Chief Operating Officer ............  4
                 Committees appointed by Board ......  2

                 D
                 Directors:
                   Election of ......................  1
                   General powers ...................  2
                   Removal of .......................  2
                   Resignation of ...................  2
                 Dividends ..........................  7


                 E
                 Executive Committee ................  2



                 F
                 Fiscal year ........................  7


                 M
                 Meetings:
                   Annual Stockholders ..............  1
                   Special Stockholders .............  1
                   Regular Board ....................  3
                   Special Board ....................  3


                 N
                 Notice of:
                   Annual Meeting of Stockholders ...  2
                   Special Meeting of Stockholders ..  2
                   Regular Board Meetings ...........  3
                   Special Board Meetings ...........  3
                   General ..........................  7
                   Waiver of notice .................  7

                 O
                 Officers ...........................  4

                 P
                 Place of Meetings:
                   Board ............................  3
                   Stockholders .....................  1
                 President ..........................  4

                 Q
                 Quorum:
                   Directors' Meetings ..............  3
                   Stockholders' Meetings ...........  1

                 R
                 Record dates .......................  7
                 Registrar of stock .................  6

                 S
                 Seal ...............................  7
                 Secretary ..........................  5
                 Stock certificates .................  6

                 T
                 Transfer agent .....................  6
                 Treasurer ..........................  5

                 V
                 Vice Chair of the Board ............  4
                 Vice Presidents ....................  4

                 W
                 Waiver of notice ...................  7


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[HARRIS BANKCORP LOGO]


Harris Bankcorp, Inc.
111 West Monroe Street  Chicago, Illinois  60603